                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  January 23, 1995
              Date of Earliest Event Reported:  January 20, 1995


                           TELE-COMMUNICATIONS, INC.
                                      AND
                          TCI COMMUNICATIONS, INC.
           ----------------------------------------------------------
           (Exact name of Registrants as specified in their charters)


                               State of Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


     0-20421 and 0-5550                         84-1260157 and 84-0588868
- -----------------------------             -------------------------------------
  (Commission File Numbers)               (I.R.S. Employer Identification Nos.)


         5619 DTC Parkway
        Englewood, Colorado                                 80111
- ----------------------------------------             ------------------
(Address of principal executive offices)                  (Zip Code)

      Registrants' telephone number, including area code:  (303) 267-5500

ITEM 5.  OTHER EVENTS.

On January 20, 1995, Tele-Vue Systems, Inc. ("Tele-Vue"), Viacom International Inc. ("Viacom"), InterMedia Partners IV, L.P. ("IP- IV") and RCS Pacific, L.P. ("RCS Pacific") entered into an Asset Purchase Agreement (the "Agreement") pursuant to which RCS Pacific will acquire from Tele-Vue the assets of cable television systems serving approximately 1 million subscribers as of December 31, 1994 for total consideration of approximately $1,983,000,000, subject to adjustment in accordance with the terms of the Agreement. A subsidiary of Tele-Communications, Inc. ("TCI") has agreed to loan $600 million in cash to IP-IV. IP-IV will, in turn, loan such $600 million to RCS Pacific. RCS Pacific could use the proceeds of the aforementioned loan as a portion of the total cash consideration to be paid to Tele-Vue, or at the option of TCI, to purchase $600 million of TCI Class A common stock. Should TCI elect to sell such common stock, RCS Pacific has the option to pay the consideration by delivery to Tele-Vue of its short-term note of up to $600 million of the total consideration with the balance to be paid in cash. Such note, if it is delivered, will be secured by RCS Pacific's pledge of shares of stock of TCI having an aggregate market value equal to the principal amount of such note, and payment of such note is expected to be made with the proceeds of the sale of the TCI stock pledged as collateral. TCI will guarantee that RCS Pacific will receive, upon sale of such TCI common stock, an amount equal to the principal amount of, and accrued interest on, the note delivered to Tele-Vue. The consummation of the transactions contemplated by the Agreement is conditioned, among other things, on receipt of approvals of various franchise and other governmental authorities and receipts of "minority tax certificates" from the Federal Communications Commission (the "FCC"). Separately, TCI and Viacom have reached agreement regarding the settlement of litigation currently pending between them. Final settlement of the litigation will be subject, among other things, to the effectiveness of a new affiliation agreement convering TCI's long-term carriage of Showtime and The Movie Channel. Effectiveness of this affiliation agreement, in turn, is subject to certain conditions, including completion of the cable transactions described above. These conditions are not expected to be met until sometime in the summer of this year.

TCI, through its indirect wholly-owned subsidiary, TCID-IP IV, Inc.
("TCID-IP IV"), will hold a 25% limited partnership interest in IP-IV, and IP-IV will in turn hold a 79% limited partnership interest in RCS Pacific. TCI will account for its investment in IP-IV under the equity method of accounting. It is anticipated that if the transactions contemplated by the Agreement are consummated, TCI's consolidated net income will be significantly reduced because of losses allocable to TCID-IP IV from its investment in IP-IV. As a result of the depreciation and amortization arising from allocation of the purchase price to the assets to be acquired by RCS Pacific and as a result of the interest expense resulting from the third party debt incurred by RCS Pacific to finance the acquisition, it is expected that RCS Pacific will incur losses for some time after the acquisition.


ITEM 7. FINANCIAL STATEMENTS , PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements
     Not required.

(b) Pro Forma Financial Information*
     TCI Communications, Inc. and Subsidiaries:
       Condensed Pro Forma Combined Balance Sheet, September 30, 1994
       (unaudited)
     Condensed Pro Forma Combined Statement of Operations,
       Nine months ended September 30, 1994 (unaudited)
     Condensed Pro Forma Combined Statement of Operations,
       Year ended December 31, 1993 (unaudited)
     Notes to Condensed Pro Forma Combined Financial Statements,
       September 30, 1994 (unaudited)

    Tele-Communications, Inc. and Subsidiaries:
     Condensed Pro Forma Combined Balance Sheet,
       September 30, 1994 (unaudited)
     Condensed Pro Forma Combined Statement of Operations,
       Nine months ended September 30, 1994 (unaudited)
     Condensed Pro Forma Combined Statement of Operations,
       Year ended December 31, 1993 (unaudited)
     Notes to Condensed Pro Forma Combined Financial Statements,
       September 30, 1994 (unaudited)

(c) Exhibits
     None.
_________
* Pro forma financial information is provided in response to Rule 11.01(a)(8) of Regulation S-X.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date:    January 23, 1995



                                        TELE-COMMUNICATIONS, INC.
                                        (Registrant)



                                        By: /s/ Stephen M. Brett
                                            Stephen M. Brett
                                              Executive Vice President and
                                               Secretary


                                        TCI COMMUNICATIONS, INC.
                                        (Registrant)



                                        By: /s/ Stephen M. Brett
                                            Stephen M. Brett
                                              Senior Vice President and
                                               General Counsel

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

               Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)


         The following unaudited condensed pro forma combined balance sheet of TCI Communications, Inc. ("TCIC") dated as of September 30, 1994, assumes that
(i) the proposed merger with TeleCable Corporation ("TeleCable") (the "Merger")
(ii) the combination of TCIC and Liberty Media Corporation ("Liberty"), whereby TCIC and Liberty each became a wholly-owned subsidiary of TCI (the "TCI/Liberty Combination"), (iii) the transfer of United Artists International, Inc. from TCIC to TCI International Holdings, Inc. (the "International Transfer") and
(iv) the investment in IP-IV had occurred as of such date.  See notes (1), (2),
(3) and (4).

         In addition, the following unaudited condensed pro forma combined statements of operations of TCIC for the nine months ended September 30, 1994 and the year ended December 31, 1993 assume that the proposed Merger, the TCI/Liberty Combination, the International Transfer and the investment in IP-IV had occurred as of January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the proposed Merger, the TCI/Liberty Combination, the International Transfer and the investment in IP-IV had occurred as of January 1, 1993. These condensed pro forma combined financial statements of TCIC should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCI included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and TCI.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                                   September 30, 1994
                                           ---------------------------------------------------------------------------------------
                                                                       International         Pro forma        IP-IV
                                             TCIC        TeleCable        Transfer          Adjustments     Pro forma        TCI
                                          Historical   Historical(1)   Historical (2)        (1)(2)(3)         (4)        Pro forma
                                          ----------   -------------   --------------   ----------------  -------------   ---------
                                                                         amounts in millions
 Assets
 ------

 Cash and receivables                       $      227        16             (21)            --               --           222
 Due from affiliated companies                      64        --              --             --               --            64
 Investment in affiliates
    and Turner Broadcasting System,
    Inc., and related receivables                1,655        22            (404)            --                7 (10)    1,880
                                                                                                             600 (11)
 Property and equipment, net of
    accumulated depreciation                     5,471       258             (12)           333 (5)           --         6,050
 Franchise costs and other assets,
    net of amortization                          9,791        21             (35)         1,020 (5)           --        11,580
                                                                                            783 (6)
                                              --------     -----        --------         ------           ------        ------
                                              $ 17,208       317            (472)         2,136              607        19,796
                                              ========     =====        ========         ======          =======        ======

 Liabilities and Stockholder's Equity
 ------------------------------------

 Payables and accruals                        $    871        31             (14)            --               --           888
 Debt                                           10,479       282              (9)            --              600 (11)   11,359
                                                                                                               7 (10)
 Deferred income taxes                           3,426        48              14            783 (6)           --         4,271
 Other liabilities                                  89         6              --             --               --            95
                                              --------     -----        --------         ------           ------        ------
       Total liabilities                        14,865       367              (9)           783              607        16,613
                                              --------     -----        --------         ------           ------        ------
 Minority interests                                312         3             (28)            --               --           287
 Common stockholder's equity:
    Class A common stock                             1        --              --             --               --             1
    Class B common stock                            --         7              --             (7)(7)           --            --
    Additional paid-in capital                   2,842      (262)           (643)           262 (7)           --         4,142
                                                                                          1,300 (8)
                                                                                            643 (9)
    Cumulative foreign currency
       translation adjustment                       (5)       --               5             --               --            --
    Unrealized holding gains for
       available-for-sale securities               169         4              --             (4)(7)           --           169
    Note receivable from executive
       stock purchase plan                          --        (3)             --              3 (7)           --            --
    Accumulated earnings (deficit)                (287)      201             203           (201)(7)           --          (287)
                                                                                           (203)(9)
    Investment in TCI                             (689)       --              --           (440)(9)           --        (1,129)
                                              --------     -----        --------         ------           ------        ------
                                                 2,031       (53)           (435)         1,353               --         2,896
                                              --------     -----        --------         ------           ------        ------
                                              $ 17,208       317            (472)         2,136              607        19,796
                                              ========     =====        ========         ======           ======        ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                  Nine months ended September 30, 1994
                                           --------------------------------------------------------------------------------
                                                                       International     Pro forma     IP-IV
                                             TCIC        TeleCable        Transfer      Adjustments  Pro forma       TCI
                                          Historical   Historical(1)    Historical(2)    (1)(2)(3)      (4)        Pro forma
                                          ----------   -------------   --------------   ------------  ---------    ---------
                                                                         amounts in millions
 Revenue                                   $ 3,213            222            (17)          --             --         3,418
 Operating, selling, general and
    administrative expenses and
    compensation relating to stock
    appreciation rights                     (1,882)          (127)            30           --              --       (1,979)
 Depreciation and amortization                (711)           (34)             2          (35)(12)         --         (778)
                                         ---------          -----          -----          ---         -------      -------
       Operating income                        620             61             15          (35)             --          661
 Interest expense                             (566)           (17)            --           --             (27)(13)    (610)
 Interest and dividend income                   26             --             (1)          --              54 (16)      79
 Share of earnings of Liberty                  125             --             --         (125)(14)         --           --

 Share of losses of other
    affiliates, net                            (59)            --             46           --               2 (17)    (101)
                                                                                                          (90)(18)
 Other expense, net                             (4)            (1)            (7)          --              --          (12)
                                        ----------           ----           ----       ------         -------     --------
       Earnings before income taxes            142             43             53         (160)            (61)          17
 Income tax expense                            (81)           (17)           (22)          65 (15)         25 (15)     (30)
                                         ---------           ----            ---        -----        --------     --------
       Net earnings (loss)               $      61             26             31          (95)            (36)         (13) (19)
                                         =========          =====           ====        ======       ========     ========


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                       Year ended December 31, 1993
                                          ---------------------------------------------------------------------------------------
                                                                       International        Pro forma        IP-IV
                                             TCIC        TeleCable       Transfer          Adjustments     Pro forma       TCI
                                          Historical   Historical(1)   Historical(2)        (1)(2)(3)         (4)       Pro forma
                                          ----------   -------------   -------------       -----------     ---------   ----------
                                                                         amounts in millions
 Revenue                                  $  4,153            287             (2)              --            --        4,438
 Operating, selling, general and
    administrative expenses and
    compensation relating to stock
    appreciation rights                     (2,326)          (163)             9               --            --       (2,480)
 Depreciation and amortization                (911)           (45)             1              (48)(12)       --       (1,003)
                                         ---------          -----          -----              ---         -----       ------
       Operating income                        916             79              8              (48)           --          955
 Interest expense                             (731)           (24)            --               --           (36)(13)    (791)
 Interest and dividend income                   34             --             (2)              --            72 (16)     104
 Share of earnings of Liberty                    4             --             --               (4)(14)       --           --
 Share of losses of other
    affiliates, net                            (76)            --             62               --             6 (17)     (84)
                                                                                                            (76)(18)
 Gain on dispositions                           42              2             --               --            --           44
 Other expense, net                            (28)            --             --               --            --          (28)
                                        ----------        -------         ------           ------         -----       ------
       Earnings before income taxes            161             57             68              (52)          (34)         200
 Income tax expense                           (168)           (23)           (28)              22 (15)       14 (15)    (183)
                                         ---------          -----            ---           ------         -----       ------
       Net earnings (loss)                      (7)            34             40              (30)          (20)          17
 Dividend requirement on
    redeemable preferred stocks                 (2)            --             --                2 (20)       --           --
                                       -----------        -------         ------          -------         -----       ------
       Net earnings (loss) applicable
          to common shareholders        $       (9)            34             40              (28)          (20)          17(19)
                                        ==========         ======           ====          =======         =====       ======



See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)


(1) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement (the "Merger Agreement") whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 41.7 million shares) and 1 million shares of a new series of preferred stock to be designated "Convertible Preferred Stock, Series D" ("Series D Preferred Stock") with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A common stock to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and other governmental authorities.

(2) Subsequent to September 30, 1994, TCI was reorganized based upon four lines of business: Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. In connection with this reorganization, on November 18, 1994, TCIC transferred its ownership of United Artists International, Inc. to TCI International Holdings, Inc. in exchange for 79,903 shares of a newly created class of TCI preferred stock, Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). Such transaction has been reflected at historical cost. Series E Preferred Stock accrues dividends at the rate of 5.0% per annum and is convertible into TCI Class A common stock at the initial conversion rate of 1,000 shares of TCI Class A common stock for one share of the Series E Preferred Stock.

(3) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.





                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)




(4) On January 20, 1995, Tele-Vue, Viacom, IP-IV and RCS Pacific entered into the Agreement pursuant to which RCS Pacific will acquire from Tele-Vue the assets of cable television systems serving approximately 1 million subscribers as of December 31, 1994 for total consideration of approximately $1,983,000,000, subject to adjustment in accordance with the terms of the Agreement. A subsidiary of TCI has agreed to loan $600 million in cash to IP-IV. IP-IV will, in turn, loan such $600 million to RCS Pacific. RCS Pacific could use the proceeds of the aforementioned loan as a portion of the total cash consideration to be paid to Tele-Vue, or at the option of TCI, to purchase $600 million of TCI Class A common stock. Should TCI elect to sell such common stock, RCS Pacific has the option to pay the consideration by delivery to Tele-Vue of its short-term note of up to $600 million of the total consideration with the balance to be paid in cash. Such note, if it is delivered, will be secured by RCS Pacific's pledge of shares of stock of TCI having an aggregate market value equal to the principal amount of such note, and payment of such note is expected to be made with the proceeds of the sale of the TCI stock pledged as collateral. TCI will guarantee that RCS Pacific will receive, upon sale of such TCI common stock, an amount equal to the principal amount of, and accrued interest on, the note delivered to Tele-Vue. The consummation of the transactions contemplated by the Agreement is conditioned, among other things, on receipt of approvals of various franchise and other governmental authorities and receipt of "minority tax certificates" from the FCC.

(5) Represents an allocation of the purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(6) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (5) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(7) Represents the elimination of TeleCable's historical stockholders' deficit, including the note receivable from the employee stock purchase plan. Pursuant to the Merger Agreement, any portion of such note receivable that remains unpaid at closing will not be included in the calculation of net liabilities to be assumed by TCIC at closing.

(8) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (currently estimated to be approximately 41.7 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation value of $300 million. The number of shares of TCI Class A common stock to be issued, which will be calculated using a per share value of $24, is dependent upon the amount of net liabilities of TeleCable that is assumed by TCIC at closing and certain other factors. See note (1) above.

(9) Represents the elimination of the historical equity of the International Transfer and the issuance of the Series E Preferred Stock to TCIC recorded at historical cost.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

           Notes to Condensed Pro Forma Combined Financial Statements



(10)     Represents TCIC's capital contribution to IP-IV.

(11) Represents borrowing by TCIC, the proceeds of which will be loaned to IP-IV who will then loan the proceeds to RCS Pacific.

(12) Represents depreciation and amortization of TeleCable's allocated excess purchase price, based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (4) above.

(13) Reflects assumed interest expense on borrowings by TCIC to provide $600 million loan and $7 million capital contribution to IP-IV. Such interest expense is calculated at the assumed rate of 6% per annum.

(14) Reflects the elimination of TCIC's share of Liberty's historical earnings. See note (3) above.

(15)     Reflects the estimated income tax effect of the pro forma adjustments.

(16)     Represents assumed interest income on note receivable described in note 11. Such interest income is calculated at the assumed rate of 12% per annum.

(17) Represents TCIC's share of historical earnings of IP-IV based upon historical earnings of the cable television systems to be acquired by RCS Pacific from Tele-Vue.

(18) Represents the adjustment to TCI's share of historical earnings of IP-IV to reflect the acquisition of certain cable television systems by RCS Pacific. Such adjustment reflects TCI's 25% interest in IP-IV through such time as the capital contribution of the general partner of IP-IV has been reduced to zero through allocated share of losses. After such time, this adjustment reflects the recognition by TCI of 100% of the losses of IP-IV. Such losses result from assumed additional depreciation and amortization of the allocated excess purchase price and from assumed additional interest expense on the assumed indebtedness incurred by RCS Pacific to fund the purchase price.

(19) Should TCI elect to sell $600 million of TCI Class A common stock to RCS Pacific and should RCS Pacific elect to pay a portion of the consideration with a note payable in the principal amount of $600 million, net loss would be $16 million for the nine months ended September 30, 1994 and net earnings attributable to common shareholders would be $13 million for the year ended December 31, 1993, respectively.

(20) Reflects the elimination of the preferred stock dividend requirement on TCIC preferred stock converted into common stock of TCIC during the year ended December 31, 1993.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

               Condensed Pro Forma Combined Financial Statements

                               September 30, 1994
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI, dated as of September 30, 1994, assumes that (i) the proposed Merger, (ii) the TCI/Liberty Combination and (iii) the investment in IP-IV had occurred as of such date. See notes (1), (2) and (3).

         The following unaudited condensed pro forma combined statements of operations of TCI for the nine months ended September 30, 1994 and the year ended December 31, 1993 assume that the proposed Merger, the TCI/Liberty Combination and the investment in IP-IV had occurred as of January 1, 1993.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the proposed Merger, the TCI/Liberty Combination and the investment in IP-IV had occurred as of January 1, 1993. These condensed pro forma combined financial statements of TCI should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCIC included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and TCI.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                   September 30, 1994
                                          ----------------------------------------------------------------
                                                                                                 IP-IV
                                             TCI         TeleCable          Pro forma          pro forma          TCI
                                          Historical   Historical(2)     adjustments(2)          (3)           Pro forma
                                          ----------   --------------    --------------     --------------     ---------
                                                                    amounts in millions
 Assets
 ------
 Cash, receivables and other
    current assets                        $    369            16              --                --                 385
 Investment in affiliates and
    Turner Broadcasting System, Inc.,
    and related receivables                  2,218            22              --                 7 (8)           2,847
                                                                                               600 (9)
 Property and equipment, net of
    accumulated depreciation                 5,729           258             333 (4)            --               6,320
 Franchise costs, intangibles and
    other assets, net of amortization       10,801            21           1,020 (4)                            12,625
                                                                             783 (5)            --
                                          --------          ----          ------            ------              ------
                                          $ 19,117           317           2,136               607              22,177
                                          ========          ====          ======            ======              ======

 Liabilities and Stockholders' Equity
 ------------------------------------
 Payables and accruals                    $  1,182            31              --                --               1,213
 Debt                                       10,654           282              --                 7 (8)          11,543
                                                                                               600 (9)
 Deferred income taxes                       3,729            48             783 (5)            --               4,560
 Other liabilities                             131             6              --                --                 137
                                          --------          ----          ------            ------              ------
       Total liabilities                    15,696           367             783               607              17,453
                                          --------          ----          ------            ------              ------
 Minority interests                            446             3              --                --                 449
 Series D Preferred Stock                       --            --             300 (7)            --                 300
 Stockholders' equity:
    Preferred Stock                             --            --              --                --                  --
    Class A common stock                       571            --              42 (7)            --                 613
    Class B common stock                        89             7              (7)(6)            --                  89
    Additional paid-in capital               2,833          (262)            958 (7)            --               3,791
                                                                             262 (6)
    Cumulative foreign currency
       translation adjustment                   (5)           --              --                --                  (5)
    Unrealized holding gains for
       available-for sale securities           433             4              (4)(6)            --                 433
    Retained earnings (deficit)               (285)          201            (201)(6)            --                (285)
    Receivable from related party              (15)           (3)              3 (6)            --                 (15)
    Treasury stock                            (646)           --              --                --                (646)
                                          --------          ----          ------            ------              ------
                                             2,975           (53)          1,053                --               3,975
                                          --------          ----          ------            ------              ------
                                          $ 19,117           317           2,136               607              22,177
                                          ========          ====          ======            ======              ======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)



                                                                   Nine months ended September 30, 1994
                                                 -------------------------------------------------------------------
                                                                                                           IV-IP
                                       TCI          Liberty         TeleCable          Pro forma         Pro forma        TCI
                                    Historical   Historical(1)   Historical(2)    adjustments(1)(2)        (3)        Pro forma
                                    ----------   -------------   -------------    -----------------   -------------   ---------
                                                            amounts in millions, except per share amounts
 Revenue                             $ 3,427        790             222                 (37)(10)           --             4,402
 Operating, selling, general and
    administrative expenses and
    compensation relating to
    stock appreciation rights         (2,080)      (627)           (127)                 37 (10)          --             (2,896)
 Depreciation and amortization          (722)       (32)            (34)                (35)(11)           --              (823)
                                     -------      -----           -----               -----              -----          -------
       Operating income                  625         32              61                 (35)               --               683

 Interest expense                       (568)       (22)            (17)                 12 (12)          (27)(17)         (622)
 Interest and dividend income             26         15              --                 (12)(12)           54 (18)           83
 Share of earnings of Liberty            125         --              --                (125)(13)           --                --
 Share of earnings (losses) of
    affiliates, net                      (56)        23              --                  --                 2 (19)         (121)
                                                                                                          (90)(20)
 Gain on dispositions                     --        183              --                  --                --               183
 Other expense, net                       (4)       (11)             (1)                 --                --               (16)
                                     -------      -----          ------               -----              ----             -----
       Earnings before income taxes      148        220              43                (160)              (61)              190
 Income tax expense                      (85)       (95)            (17)                 65 (14)           25 (14)         (107)
                                     -------      -----          ------                ----              ----            ------

       Net earnings                       63        125              26                 (95)              (36)               83
 Dividend requirement on
    redeemable preferred stocks           (3)       (14)             --                 (12)(15)           --               (21)
                                                                                          8 (16)
                                     -------      -----          ------               -----              ----            ------
       Net earnings attributable
          to common shareholders     $    60        111              26                 (99)              (36)               62 (24)
                                     =======      =====          ======                ====              ====          ========

 Primary and fully diluted earnings
    attributable to common
    shareholder  per common and
    common equivalent share          $   .12                                                                           $    .10 (25)
                                     =======                                                                           ========

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                        Year ended December 31, 1993
                                       --------------------------------------------------------------------------------------------
                                                                                                            IV-IP
                                          TCI          Liberty         TeleCable         Pro forma        Pro forma        TCI
                                       Historical   Historical (1)  Historical (2)   adjustments(1)(2)       (3)        Pro forma
                                       ----------   --------------  --------------   -----------------  -------------  ------------
                                                           amounts in millions, except per share amounts
 Revenue                                  $  4,153          1,153            287             (55)(10)          --         5,538
 Operating, selling, general and
    administrative expenses and
    compensation relation to stock
    appreciation rights                     (2,326)        (1,105)          (163)             55 (10)          --        (3,539)
 Depreciation and amortization                (911)           (49)           (45)            (48)(11)          --        (1,053)
                                          --------         ------         ------            ----             ----        ------
       Operating income (loss)                 916             (1)            79             (48)              --           946
 Interest expense                             (731)           (31)           (24)             17 (12)         (36)(17)     (805)
 Interest and dividend income                   34             23             --             (17)(12)          72 (18)      112
 Share of earnings of Liberty                    4             --             --              (4)(13)          --            --
 Share of earnings (losses) of
    affiliates, net                            (76)            34             --              --                6 (19)     (112)
                                                                                                              (76)(20)
 Gain on dispositions                           42             32              2              --               --            76
 Loss on transactions with TCIC                 --            (30)            --              --               --           (30)(23)
 Loss on early extinguishment of
    debt                                       (17)            (2)            --              --               --           (19)
 Other expense, net                            (11)            (9)            --              --               --           (20)
                                          --------         ------         ------            ----             ----        ------
       Earnings (loss) before
          income taxes                         161             16             57             (52)             (34)          148
 Income tax expense                           (168)           (12)           (23)             22 (14)          14 (14)     (167)
                                          --------         ------         ------            ----             ----        ------
          Net earnings (loss)                   (7)             4             34             (30)             (20)          (19)
 Dividend requirement on redeemable
    preferred stocks                            (2)           (32)            --             (17)(15)          --           (26)
                                                                                               9 (16)
                                                                                               2 (21)
                                                                                              14 (22)
                                          --------         ------         ------            ----             ----        ------
       Net loss attributable to
          common shareholders             $     (9)           (28)            34             (22)             (20)          (45)(24)
                                          ========         ======         ======            ====             ====        ======
 Loss per common share                    $   (.02)                                                                      $ (.08)(26)
                                          ========                                                                       ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements

                              September 30, 1994
                                  (unaudited)


(1) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. All preferred stock of TCI held by TCIC or its subsidiaries has been eliminated in consolidation. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.

(2) As of August 8, 1994, TCI, TCIC and TeleCable entered into the Merger Agreement whereby TeleCable will be merged into TCIC. The aggregate $1.6 billion purchase price will be satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (currently estimated to be approximately 41.7 million shares) and 1 million shares of Series D Preferred Stock with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which will accrue dividends at a rate of 5.5% per annum, will be convertible into 10 million shares of TCI Class A common stock.
         The Series D Preferred Stock will be redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. Although the amount of net liabilities to be assumed by TCIC and the number of shares of TCI Class A common stock to be issued to TeleCable's shareholders are subject to closing adjustments, management does not believe that any such adjustments will be material. The merger agreement requires the approval of TeleCable's shareholders and various franchise and other governmental authorities.


(3) On January 20, 1995, Tele-Vue, Viacom, IP-IV and RCS Pacific entered into the Agreement pursuant to which RCS Pacific will acquire from Tele-Vue the assets of cable television systems serving approximately 1 million subscribers as of December 31, 1994 for total consideration of approximately $1,983,000,000, subject to adjustment in accordance with the terms of the Agreement. A subsidiary of TCI has agreed to loan $600 million in cash to IP-IV. IP-IV will, in turn, loan such $600 million to RCS Pacific. RCS Pacific could use the proceeds of the aforementioned loan as a portion of the total cash consideration to be paid to Tele-Vue, or at the option of TCI, to purchase $600 million of TCI Class A common stock. Should TCI elect to sell such common stock, RCS Pacific has the option to pay the consideration by delivery to Tele-Vue of its short-term note of up to $600 million of the total consideration with the balance to be paid in cash. Such note, if it is delivered, will be secured by RCS Pacific's pledge of shares of stock of TCI having an aggregate market value equal to the principal amount of such note, and payment of such note is expected to be made with the proceeds of the sale of the TCI stock pledged as collateral. TCI will guarantee that RCS Pacific will receive, upon sale of such TCI common stock, an amount equal to the principal amount of, and accrued interest on, the note delivered to Tele-Vue. The consummation of the transactions contemplated by the Agreement is conditioned, among other things, on receipt of approvals of various franchise and other governmental authorities and receipts of "minority tax certificates" from the FCC.



                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(4) Represents an allocation of the purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(5) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (4) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(6) Represents the elimination of TeleCable's historical stockholders' deficit, including the note receivable from the employee stock purchase plan. Pursuant to the Merger Agreement, any portion of such note receivable that remains unpaid at closing will not be included in the calculation of net liabilities to be assumed by TCIC at closing.

(7) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (currently estimated to be approximately 41.7 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation value of $300 million. The number of shares of TCI Class A common stock to be issued, which will be calculated using a per share value of $24, is dependent upon the amount of net liabilities of TeleCable that is assumed by TCIC at closing and certain other factors. See note (2) above.

(8)      Represents TCI's capital contribution to IP-IV.

(9) Represents borrowings by TCI, the proceeds of which will be loaned to IP-IV who will in turn loan the proceeds to RCS Pacific.

(10) Represents the elimination of intercompany revenue and operating expenses between TCIC and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers. See note (2) above.

(11) Represents depreciation and amortization of TeleCable's allocated excess purchase price based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (1).

(12) Represents the elimination of interest on intercompany indebtedness between TCIC and Liberty. See note (1) above.

(13) Represents the elimination of TCIC's share of Liberty's historical earnings.

(14)     Reflects the estimated income tax effect of the pro forma adjustments.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(15) Represents the dividend requirements on TCI's Series D Preferred Stock (to be issued in connection with the proposed Merger - see note 2).

(16) Represents the elimination of the preferred stock dividend requirement on certain preferred stock of Liberty repurchased from TCIC in June of 1993.

(17) Reflects assumed interest expense on borrowings by TCI to provide a $600 million loan and $7 million capital contribution to IP-IV. Such interest expense is calculated at the assumed rate of 6% per annum.

(18)     Represents assumed interest income on note receivable described in note 9. Such interest income is calculated at the assumed rate of 12% per annum.

(19) Represents TCI's share of historical earnings of IP-IV based upon historical earnings of the cable television systems to be acquired by RCS Pacific from Tele-Vue.

(20) Represents the adjustment to TCI's share of historical earnings of IP-IV to reflect the acquisition of certain cable television systems by RCS Pacific. Such adjustment reflects TCI's 25% interest in IP-IV through such time as the capital contribution of the general partner of IP-IV has been reduced to zero through allocated share of losses. After such time, the adjustment reflects the recognition by TCI of 100% of the losses of IP-IV. Such losses result from assumed additional depreciation and amortization of the allocated excess purchase price and from assumed additional interest expense on the assumed indebtedness incurred by RCS Pacific to fund the purchase price.

(21) Reflects the elimination of the preferred stock dividend requirement on TCIC preferred stock converted into common stock of TCIC during the year ended December 31, 1993.

(22) Represents the elimination of the preferred stock dividend requirements on Liberty preferred stock held by TCIC converted into preferred stock of TCI.

(23) Amount not eliminated for pro forma purposes as a reserve for an impairment would have been required (based upon fair market value of underlying asset) equal to the loss recognized by Liberty.

(24) Should TCI elect to sell $600 million of TCI Class A common stock to RCS Pacific and should RCS Pacific elect to pay a portion of the consideration with a note payable in the principal amount of $600 million, net earnings attributable to common shareholders would be $59 million (or $.09 per share) for the nine months ended September 30, 1994 and net loss attributable to common shareholders would be $49 million (or $.08 per share) for the year ended December 31, 1993, respectively.

(25) Reflects primary and fully diluted earnings per common and common equivalent share based upon 650,386,837 weighted average shares. Such amount is calculated utilizing 517,168,689 weighted average shares of TCI at September 30, 1994 (such amount representing TCI's weighted average shares, as disclosed in its historical financial statements), adjusted for the effect of shares issued in the TCI/Liberty Combination as if such transaction had occurred on January 1 and adjusted for the issuance of 41,700,000 shares of TCI Class A common stock to be issued in connection with the proposed Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the nine months ended September 30, 1994 because their inclusion would be anti-dilutive.



                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(26) Reflects loss per common share based upon 591,282,340 weighted average shares. Such amount is calculated utilizing (i) 432,566,150 weighted average shares of TCIC at December 31, 1993 (such amount representing TCIC's weighted average shares, as disclosed in its historical financial statements) reduced by 6,525,721 shares of TCIC common stock previously held by Liberty (ii) 126,932,745 weighted averages shares of Liberty at December 31, 1993 (such amount representing Liberty's weighted average shares, as disclosed in its historical financial statements and Liberty common stock repurchased from TCIC in 1993, all of which have been adjusted by 0.975 of a share) reduced by 3,390,834 shares of Liberty common stock (as adjusted by 0.975 of a share) previously held by TCIC and (iii) 41,700,000 shares of TCI Class A common stock to be issued in connection with the proposed Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the year ended December 31, 1993 because their inclusion would be anti-dilutive.